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                                                                      EXHIBIT 21

                                  HUMANA INC.
                                SUBSIDIARY LIST

ALABAMA
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1.   QuestCare, Inc.

DELAWARE
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1.   Advanced Care Partners, Inc.
2.   EMPHESYS Financial Group, Inc.
3.   Health Value Management, Inc.  - Doing Business As:
        a.  ChoiceCare Network
        b.  Health Value Management Network (NH)
4.   Humana HealthChicago, Inc
5.   Humana Inc.  - Doing Business As:
        a.  H.A.C. Inc.
        b.  Humana of Delaware, Inc.
6.   Humana Military Healthcare Services, Inc.  - Doing Business As:
        a.  Humana Military Health Services, Inc. (IL)
7.   Humana Workers' Compensation Services of Delaware, Inc.
8.   Humrealty, Inc.
9.   Medstep, Inc.
10.  Physician Corporation of America

FLORIDA
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1.   Humana Health Insurance Company of Florida, Inc.
2.   Humana Medical Plan, Inc. - Doing Business As:
        a.  Coastal Pediatrics-Daytona
        b.  Coastal Pediatrics-Port Orange
        c.  Coastal Pediatric-Ormond
        d.  Flagler Family Practice
        e.  Florida Dermatology Center
        f.  Humana Medical Plan-West Palm Beach
        g.  Internal Medicine of Daytona
        h.  Orange Park Family Health Care
        i.  Suncoast Medical Associates
3.   Humana Workers' Compensation Services, Inc.  - Doing Business As:
        a.  Humana Workers' Compensation Insurance Services (UT)
4.   PCA Property & Casualty Insurance Co.

GEORGIA
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1.   Humana Employers Health Plan of Georgia, Inc. f/k/a Emphesys Healthcare of
Georgia, Inc.

ILLINOIS
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1.   Humana Health Direct, Inc
2.   Humana HealthChicago Insurance Company - Doing Business As:
        a.  Goldcare 65
3.   The Dental Concern, Ltd.  - Doing Business As:
        a.  TDC (MO)
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KENTUCKY
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1.   Humana Health Plan, Inc. - Doing Business As:
        a.  Humana Health Care Plans of Indiana (IN)
        b.  Madison Family and Industrial Medicine (KY)
2.   Humana Insurance Company of Kentucky
3.   Humco, Inc.
4.   Marketpoint Agency, Inc.
5.   The Dental Concern, Inc. (f/k/a Randmark, Inc.)  - Doing Business As:
        a.  The Dental Concern/KY, Inc. (IN)
        b.  The Dental Concern/KY, Inc. (MO)

LOUISIANA
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1.  Humana Workers' Compensation Services of Louisiana, Inc.

MISSOURI
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1.   Humana Insurance Company
2.   Humana Kansas City, Inc.  - Doing Business As:
        a.  Humana Prime Health Plan

NEVADA
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1.   Humana Health Insurance of Nevada, Inc.
2.   Humana Workers' Compensation Services of Nevada, Inc.

OHIO
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1.   Humana Health Plan of Ohio, Inc. f/k/a ChoiceCare Health Plans, Inc. -
Doing Business As:
     a.  ChoiceCare/Humana (IL, IN, KY, OH)

PUERTO RICO
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1.   Humana Health Plans of Puerto Rico, Inc.
2.   Humana Insurance of Puerto Rico, Inc.

TEXAS
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1.   Humana Health Plan of Texas, Inc. - Doing Business As:
        a.  Humana Health Plan of San Antonio
        b.  Humana Regional Service Center
        c.  Leon Valley Health Center
        d.  Lincoln Heights Medical Center
        e.  MedCentre Plaza Health Center
        f.  Perrin Oaks Health Center
        g.  Val Verde Health Center
        h.  West Lakes Health Center
        i.  Wurzbach Family Medical Center
2.   Humana HMO Texas, Inc.
3. Humana Workers' Compensation Services of Texas, Inc. f/k/a Lomas General Insurance Services, Inc.
4.   PCA Health Plans of Texas, Inc.
5.   PCA Life Insurance Company of Texas, Inc.

VERMONT
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1.   Managed Care Indemnity, Inc.  - Doing Business As:
        a.  Witherspoon Parking Garage (KY)

VIRGINIA
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1.   Humana Group Health Plan, Inc.
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WISCONSIN
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1.   CareNetwork, Inc. - Doing Business As:
        a.  CARENETWORK
2.   EMPHESYS Wisconsin Insurance Company
3.   Employers Health Insurance Company
4.   Humana Wisconsin Health Organization Insurance Corporation - Doing Business
As:
        a.  WHOIC
        b.  WHO
5.   Independent Care, Inc.
6.   Network EPO, Inc.
7.   Wisconsin Employers Group, Inc.


FOREIGN
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BERMUDA
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1.   Hallmark RE Ltd.